Master Premier Institutional Fund
                                    Series 1
                              Exhibit to Item 77O

           Trade Date                      Description of Security
           ----------                      -----------------------
             08/19/03                MetLife Global Funding 1.12% 9/15/04




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                            Master Institutional Fund
                                    Series 2
                               Exhibit to Item 77O

           Trade Date                      Description of Security
           ----------                      -----------------------
             08/19/03                MetLife Global Funding 1.12% 9/15/04




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                      Master Institutional Tax-Exempt Fund
                                    Series 3
                               Exhibit to Item 77O

           Trade Date                      Description of Security
           ----------                      -----------------------
             08/11/03                MI Muni Bond Authority 2.00% 8/20/04
             08/11/03                MI Muni Bond Authority 2.00% 8/23/04